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Exhibit 10.320

CONFIDENTIAL	REDACTED VERSION

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN
OMITTED AND FILED SEPARATELY WITH THE COMMISSION.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH
RESPECT TO THE OMITTED PORTIONS.

AMENDMENT NO. 4 TO
AGREEMENT

        This Amendment No. 4 ("Amendment No. 4") is entered effective March 5, 2003 (the "Amendment Effective Date") pursuant to and amending that certain Agreement between Gen-Probe Incorporated, a Delaware corporation ("Gen-Probe") and Chiron Corporation, a Delaware corporation ("Chiron"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

Recitals

        A.    The parties entered into the Agreement as of June 11, 1998 pursuant to which, among other things, the parties described their respective rights and obligations with respect to the development, manufacture, marketing and distribution of Products in the Blood Screening and Clinical Diagnostic Fields. The Agreement was amended by the following: (i) June 11, 1998 Collaboration Agreement, (ii) June 11, 1998 Supplemental letter agreement, (iii) June 26, 1998 Addendum to Collaboration Agreement, (iv) June 30, 1998 Supplemental letter agreement, (v) June 30, 1998 Consent, (vi) December 1, 1998 letter agreement re American Red Cross revenues, (vii) December 7, 1999 Amendment, (viii) February 1, 2000 Second Amendment, (ix) June 7, 2001 Supplemental Agreement No. 1 (Customer training and Support), (x) October 30, 2001 Confidentiality and Joint Interest Agreement, (xi) April 4, 2001 Agreement re Arbitration and (xii) April 1, 2002 Amendment No. 3 (warehousing and shipping). In addition, the parties submitted a number of disputes under the Agreement to arbitration pursuant to Section 13 of the Agreement, and in resolution of those disputes, executed a Definitive Written Settlement Agreement, dated December 5, 2001, and a Short Form Agreement, dated November 16, 2001.

        B.    The parties have previously revised Article 14 of the Agreement, memorialized in that certain December 7, 1999 Amendment. The parties have discussed a further revision to and clarification of their respective rights and obligations with respect to Article 14, and have agreed to make certain additional changes to the Agreement in connection therewith, in accordance with the provisions of this Amendment No. 4.

Agreement

        NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Amendment No. 4, the parties agree as follows:

        1.    Ultrio on Tigris.    Article 14 of the Agreement shall be and is hereby amended to read as follows:

        "In consideration for the rights originally granted to Chiron by this Agreement with respect to TMA and HPA, Chiron shall pay to Gen-Probe, or shall cause Bayer Corporation to pay to Gen-Probe, the following nonrefundable amounts upon the occurrence of each event set forth below:

        (1)  [**]

        (2)  [**]

        (3)  [**]

        (4)  [**]

        2.    No Other Amendment.    Except as is expressly set forth in this Amendment No. 4, all other terms and conditions of the Agreement shall continue in full force and effect.

        3.    Counterparts.    This Amendment No. 4 may be executed in counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have caused this Amendment No. 4 to be executed and the persons signing below warrant that they are duly authorized to sign for and on behalf of the respective parties.

Gen-Probe:	Chiron:
GEN-PROBE INCORPORATED, a Delaware corporation	CHIRON CORPORATION, a Delaware corporation
By: /s/ Henry L. Nordhoff Its: President & Chief Executive Officer Date: March 5, 2003	By: /s/ Jack Goldstein Its: President, Chiron Blood Testing Date: March 18, 2003

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  Exhibit 10.320
AMENDMENT NO. 4 TO AGREEMENT